Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-8 of our report dated August 29, 2018, relating to the consolidated financial statements of Chineseinvestors.com, Inc. and its subsidiaries (the Company) as of and for the years ended May 31, 2018 and 2017, to all references to our firm included in this Registration Statement of the Company filed with the U.S. Securities and Exchange Commission on May 8, 2019.

/s/ B F Borgers CPA PC

Lakewood, Colorado

May 8, 2019